Exhibit 4.1.5

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (this “Patent Security Agreement”) is made this 13 day of February, 2013, among the Pledgor listed on the signature pages hereof (the “Pledgor”), and Jefferies Finance LLC, in its capacity as Collateral Agent pursuant to the Second Lien Term Loan Agreement (in such capacity, together with its successors and assigns, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Pledgor is party to a Second Lien Security Agreement, dated as of February 13, 2013, in favor of the Collateral Agent pursuant to which the Pledgor is required to execute and deliver this Patent Security Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby agrees as follows:

1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement.

2. GRANT OF SECURITY INTEREST IN PATENT COLLATERAL. The Pledgor hereby unconditionally grants, assigns, and pledges to the Collateral Agent, for the benefit of the Secured Parties, to secure the Secured Obligations, a continuing security interest (referred to in this Patent Security Agreement as the “Security Interest”) in all of the Pledgor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Patent Collateral”):

(a) all of the Pledgor’s Patents and Patent Intellectual Property Licenses to which it is a party including those referred to on Schedule I hereto;

(b) all reissues, continuations or extensions of the foregoing; and

(c) all products and proceeds of the foregoing, including any claim by the Pledgor against third parties for past, present or future infringement of any Patent or any Patent exclusively licensed under any Intellectual Property License, including the right to receive damages, or right to receive license fees, royalties, and other compensation under any Patent Intellectual Property License.

3. SECURITY FOR OBLIGATIONS. This Patent Security Agreement and the Security Interest created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Patent Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by the Pledgor to the Collateral Agent, the Secured Parties or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving the Pledgor.

4. SECURITY AGREEMENT. The Security Interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interests granted to Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement. The Pledgor hereby acknowledges and affirms that the rights and remedies of Collateral Agent with respect to the Security Interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. To the extent there is any inconsistency between this Patent Security Agreement and the Security Agreement, the Security Agreement shall control.

5. AUTHORIZATION TO SUPPLEMENT. If the Pledgor shall obtain rights to any new patent application or issued patent or become entitled to the benefit of any patent application or patent for any divisional, continuation, continuation-in-part, reissue, or reexamination of any existing patent or patent application, the provisions of this Patent Security Agreement shall automatically apply thereto. The Pledgor shall give prompt notice in writing to the Collateral Agent with respect to any such new patent rights. Without limiting the Pledgor’s obligations under this Section, the Pledgor hereby authorizes the Collateral Agent unilaterally to modify this Patent Security Agreement by amending Schedule I to include any such new patent rights of the Pledgor. Notwithstanding the foregoing, no failure to so modify this Patent Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from Collateral Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6. COUNTERPARTS. This Patent Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Patent Security Agreement in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.

7. CONSTRUCTION. Unless the context of this Patent Security Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Patent Security Agreement refer to this Patent Security Agreement as a whole and not to any particular provision of this Patent Security Agreement. Section, subsection, clause, schedule, and exhibit references herein are to this Patent Security Agreement unless otherwise specified. Any reference in this Patent Security Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to the satisfaction or repayment in full of the Secured Obligations shall mean the repayment in full in cash of all Secured Obligations other than unasserted contingent indemnification Obligations that, at such time, are not required by the provisions of the Second Lien Term Loan Agreement to be repaid. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

8. CONTROLLING LAW. This Parent Security Agreement is to be governed and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Pledgor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

PLEDGOR:	STANADYNE CORPORATION, a Delaware corporation

	By:	/s/ STEPHEN S. LANGIN
	Name:	Stephen S. Langin
	Title:	Vice President, Chief Financial Officer and Secretary

ACCEPTED AND ACKNOWLEDGED BY:

JEFFERIES FINANCE LLC,
as Collateral Agent

	By:	/s/ E. JOSEPH HESS
	Name:	E. Joseph Hess
	Title:	Managing Director

SCHEDULE I

TO

PATENT SECURITY AGREEMENT

U.S. Patent Schedule

STANADYNE CORPORATION

ISSUED PATENTS

Title	Patent No.	Issue Date
Dry Change Fuel Filter System	5312546	17-May-1994
Module for Filter Assembly Base	5484527	16-Jan-1996
Single Stage Fuel Filter With Seal Control Air Purge	5489384	06-Feb-1996
Fuel Filter Master Module With Optional Diverter Capability	5614091	25-Mar-1997
Reciprocating Fuel Pump With Intermittent Transfer Pump	5688110	18-Nov-1997
Lift Pump for Filter Module	5915926	29-Jun-1999
Base/Cartridge Location and Key System for Fuel Filter Assembly	5837137	17-Nov-1998
Duration Control of Common Rail Fuel Injector	5988142	23-Nov-1999
Filter Assembly With Conformal Cartridge Support Structure	6048455	11-Apr-2000
Fluid Pump With Split Plungers	5980214	09-Nov-1999
Sensing and Control Methods and Apparatus for Common Rail Injectors	5890653	06-Apr-1999
Reverse Flow Cartridge	5985144	16-Nov-1999
Fuel Filter With Cold Start Circuit	5887573	30-Mar-1999
Fuel Filter With Hand Primer	6019890	01-Feb-2000
Primer System for Filter Assembly	5868931	09-Feb-1999
Diverter Assembly for Fuel Filter	6007711	28-Dec-1999
Fuel Filter System With Water Bleed and Water Trap	6444121	03-Sep-2002
Variable Output Pump for Gasoline Direct Injection	6422203	23-Jul-2002
Supply Pump for Gasoline Common Rail	6345609	12-Feb-2002
Filter Cartridge With Grommet Spring	6364121	02-Apr-2002
Filter Cartridge Retention System	6187188	13-Feb-2001
Filter Cartridge	Des. 435,631	26-Dec-2000
Lift Pump Guard	6227806	08-May-2001
Two-Stage Pressure Limiting Valve	6446613	10-Sep-2002
Timing Advance Piston for Unit Pump or Unit Injector and Method Thereof	6439204	27-Aug-2002
Key Track System	6740234	25-May-2004
Compact Fuel Injection Nozzle	6959878	01-Nov-2005
Key System for Ecological Filter Cartridge and Element	6506302	14-Jan-2003
Ecological Fuel Filter Cartridge and Element	6471070	29-Oct-2002
Self-Regulating Gasoline Direct Injection System	6494182	17-Dec-2002
Filter System Base Module With Self-Locking Cartridge Retainer	6500335	31-Dec-2002
Fuel Tank Mounted, Motorized High Pressure Gasoline Pump	6805538	19-Oct-2004
Magnetically Coupled Fuel Injector Pump	6840229	11-Jan-2005
Flow Intensifier for Cold Starting Gasoline Direct Injection Engine	6899088	31-May-2005
Modular Base for a Filter Cartridge and Method of Manufacturing Therefor	6485643	26-Nov-2002
Servo Controlled Timing Advance for Unit Pump or Unit Injector	6619186	16-Sep-2003
Filter Cartridge With Grommet Spring	6755308	29-Jun-2004
Hybrid Demand Control for Hydraulic Pump	6899083	31-May-2005

Fluid Delivery Line Geometry Optimization	6606977	19-Aug-2003
Hybrid Control Method for Fuel Pump Using Intermittent Recirculation at Low and High Engine Speeds	6694950	24-Feb-2004
Base Receptacle With Fixed Retainer for Filter Cartridge Incorporating a Peripheral Compatibility Matrix	6843911	18-Jan-2005
Filter Cartridge Incorporating a Peripheral Compatibility Matrix	6863811	08-Mar-2005
Base Receptacle for Filter Cartridge Incorporating a Peripheral Compatibility Matrix	6911143	28-Jun-2005
Integrated Injection Line and Injection Nozzle	7000851	21-Feb-2006
Guided Shoe for Radial Piston Pump	6901844	07-Jun-2005
Filter Cartridge	D479,300	02-Sep-2003
Eccentric Interference Retention System for a Filter Cartridge	6881334	19-Apr-2005
Common Rail Fuel Supply System With High Pressure Accumulator	6637408	28-Oct-2003
Filter Cartridge	D484,568	30-Dec-2003
Combined Integrated Injection Line and Injection Nozzle	D495,341	31-Aug-2004
Radial Piston Pump With Eccentrically Driven Rolling Actuation Ring	7134846	14-Nov-2006
Radial Piston Fuel Supply Pump	7524171	28-Apr-2009
Liquid Visual Display	7442292	28-Oct-2008
Radial Piston Fuel Supply Pump	8007251	30-Aug-2011
Radial Piston Fuel Supply Pump	7950905	31-May-2011
Common Rail Fuel Pump With Combined Discharge and Overpressure Relief Valves	8132558	13-Mar-2012
Integrated Pump and Injector for Exhaust After Treatment	8225602	24-Jul-2012

STANADYNE CORPORATION

PENDING PATENTS

Title	Application No.	Filing Date
Load Ring Mounting of Pumping Plunger	12/008,184	09-Jan-2008
Injector Having Swirl Structure Downstream of Valve Seat	12/456,063	11-Jun-2009
Single Piston Pump With Dual Return Springs	12/802,617	10-Jun-2010
Three Element Diaphragm Damper for Fuel Pump	12/924,849	06-Oct-2010
Pressure Resistant Filter Cartridge	13/115,199	25-May-2011
Filter Assembly and Filter Element	13/141,347	28-Jul-2011
Filter Cartridge Assembly and Method of Manufacture Thereof	13/371,562	13-Feb-2012
Integrated Brushless Direct Current Motor and Lift Pump	61/692,741	24-Aug-2012
Constant Pressure Self-Regulating Common Rail Single Piston Pump	61/723,396	07-Nov-2012

Foreign Patent Schedule

STANADYNE CORPORATION

ISSUED PATENTS

Country	Title	Patent No.	Issue Date
Brazil	Variable Output Pump for Gasoline Direct Injection	PI 0008300-3	23-Aug-2011
Brazil	Filter Cartridge Incorporating a Peripheral Compatibility Matrix	PI 0315741-5	28-Jun-2011

Brazil	Eccentric Interference Retention System for a Filter Cartridge	PI 0315742-3	09-Mar-2011
China	Fuel Injection Pump With Auxiliary Control System	ZL 1995 1 20240.5	11-Nov-2000
China	Keyed Connection Between Filter Base and Filter Cartridge	ZL 2003 8 0102623.X	14-May-2008
China	Filter Cartridge Incorporating a Peripheral Compatibility Matrix	ZL 2003 8 0102624.4	14-May-2008
China	Keyed Filter Base for Filter Cartridge Incorporating a Corresponding Keyed Peripheral Matrix	ZL 2003 8 0102622.5	14-May-2008
China	Eccentric Interference Retention System for a Filter Cartridge	ZL 2003 8 0102621.0	14-May-2008
France	Module for Filter Assembly Base	0 657 201	17-Sep-1997
France	Single Stage Fuel Filter With Seal Control Air Purge	0 657 198	03-Sep-1997
France	Base/Cartridge Location and Key System for Fuel Filter Assembly	0 826 406	23-Apr-2003
France	Duration Control of Common Rail Fuel Injector	1 042 603	09-Apr-2003
France	Reverse Flow Filter Cartridge and Method of Filtering ...	0 889 229	16-Jan-2002
France	Fuel Filter With Cold Start Circuit	0 887 542	22-Aug-2001
France	Fuel Filter System With Water Bleed and Water Trap	1 144 074	09-Jul-2003
France	Variable Output Pump for Gasoline Direct Injection	1 153 215	14-May-2008
France	Filter Cartridge With Spring	1 070 529	28-Jun-2006
France	Oil Filter Cartridge	1 070 530	06-May-2004
France	Filter Cartridge	601 731-601 754	24-Nov-2000
France	Timing Advance Piston for Unit Pump or Unit Injector	1 218 635	08-Oct-2008
France	Compact Fuel Injection Nozzle	1 234 113	05-Oct-2005
France	Key System for Ecological Filter Cartridge and Element	1 126 159	08-Nov-2006
France	Ecological Fuel Filter Cartridge and Assembly	1 125 621	04-Oct-2006
France	Fuel Tank Mounted, Motorized High Pressure Gasoline Pump	1 309 787	27-May-2009
France	Hybrid Control Method for Fuel Pump Using Intermittent Recirculation at Low and High Engine Speed	1 427 935	02-Mar-2005
France	Keyed Connection Between Filter Base and Filter Cartridge	1 558 356	18-Mar-2009
France	Filter Cartridge Incorporating a Peripheral Compatibility Matrix	1 565 244	16-Jun-2010
France	Filter With Keyed Filter Base and With a Filter Cartridge Incorporating a Corresponding Keyed Peripheral Matrix	1 560 634	21-Mar-2012
France	Guided Shoe for Radial Piston Pump	1 520 098	10-Mar-2010
France	Eccentric Interference Retention System for a Filter Cartridge	1 558 357	21-Mar-2012
Germany	Module for Filter Assembly Base	694 05 693.6	17-Sep-1997
Germany	Single Stage Fuel Filter With Seal Control Air Purge	694 05 358.9	03-Sep-1997
Germany	Base/Cartridge Location and Key System for Fuel Filter Assembly	697 21 154.1	23-Apr-2003
Germany	Duration Control of Common Rail Fuel Injector	698 13 300.5	09-Apr-2003
Germany	Reverse Flow Filter Cartridge and Method of Filtering …	698 03 146.6	16-Jan-2002
Germany	Fuel Filter With Cold Start Circuit	0 887 542	22-Aug-2001
Germany	Fuel Filter System With Water Bleed and Water Trap	1 144 074	09-Jul-2003
Germany	Variable Output Pump for Gasoline Direct Injection	1 153 215	14-May-2008
Germany	Filter Cartridge With Spring	699 32 156.5	28-Jun-2006
Germany	Oil Filter Cartridge	699 17 016.8	06-May-2004
Germany	Filter Cartridge	4 00 07 533	17-Nov-2000

Germany	Timing Advance Piston for Unit Pump or Unit Injector	1 218 635	08-Oct-2008
Germany	Compact Fuel Injection Nozzle	600 23 026.0-08	05-Oct-2005
Germany	Key System for Ecological Filter Cartridge and Element	1 126 159	08-Nov-2006
Germany	Ecological Fuel Filter Cartridge and Assembly	601 23 499.5-08	04-Oct-2006
Germany	Fuel Tank Mounted, Motorized High Pressure Gasoline Pump	1 309 787	27-May-2009
Germany	Hybrid Control Method for Fuel Pump Using Intermittent Recirculation at Low and High Engine Speed	1 427 935	02-Mar-2005
Germany	Keyed Connection Between Filter Base and Filter Cartridge	1 558 356	18-Mar-2009
Germany	Filter Cartridge Incorporating a Peripheral Compatibility Matrix	1 565 244	16-Jun-2010
Germany	Filter With Keyed Filter Base and With a Filter Cartridge Incorporating a Corresponding Keyed Peripheral Matrix	1 560 634	21-Mar-2012
Germany	Guided Shoe for Radial Piston Pump	1 520 098	10-Mar-2010
Germany	Eccentric Interference Retention System for a Filter Cartridge	1 558 357	21-Mar-2012
India	Filter Cartridge	183129	03-Aug-2000
India	Filter Cartridge With Grommet Spring	196588	09-Nov-2005
India	A Filter Cartridge and a Filter Assembly Comprising …	196587	09-Nov-2005
India	Two Stage Pressure-Limiting Valve	234718	12-Jun-2009
India	Timing Advance Piston for a Fuel Injection Pump	207754	22-Jun-2007
India	Compact Fuel Injection Nozzle	205150	15-Mar-2007
India	Base Module for a Fuel Filter System	232550	18-Mar-2009
India	Modular Base for a Filter Cartridge and Method of Manufacturing Therefor	201160	23-Jun-2006
India	Filter Assembly	246239	22-Feb-2011
India	A Filter Assembly Having a Filter Cartridge	251971	19-Apr-2012
Italy	Module for Filter Assembly Base	0 657 201	17-Sep-1997
Italy	Single Stage Fuel Filter With Seal Control Air Purge	0 657 198	03-Sep-1997
Italy	Base/Cartridge Location and Key System for Fuel Filter Assembly	0 826 406	23-Apr-2003
Italy	Reverse Flow Filter Cartridge and Method of Filtering ...	0 889 229	16-Jan-2002
Italy	Fuel Filter With Cold Start Circuit	0 887 542	22-Aug-2001
Italy	Fuel Filter System With Water Bleed and Water Trap	1 144 074	09-Jul-2003
Italy	Filter Cartridge With Spring	1 070 529	28-Jun-2006
Italy	Oil Filter Cartridge	1 070 530	06-May-2004
Italy	Filter Cartridge	81213	31-Jul-2003
Italy	Key System for Ecological Filter Cartridge and Element	1 126 159	08-Nov-2006
Italy	Ecological Fuel Filter Cartridge and Assembly	1 125 621	04-Oct-2006
Italy	Fuel Tank Mounted, Motorized High Pressure Gasoline Pump	1 309 787	27-May-2009
Italy	Hybrid Control Method for Fuel Pump Using Intermittent Recirculation at Low and High Engine Speed	1 427 935	02-Mar-2005
Italy	Keyed Connection Between Filter Base and Filter Cartridge	1 558 356	18-Mar-2009
Italy	Filter Cartridge Incorporating a Peripheral Compatibility Matrix	1 565 244	16-Jun-2010
Italy	Filter With Keyed Filter Base and With a Filter Cartridge Incorporating a Corresponding Keyed Peripheral Matrix	1 560 634	21-Mar-2012
Italy	Guided Shoe for Radial Piston Pump	1 520 098	10-Mar-2010
Italy	Eccentric Interference Retention System for a Filter Cartridge	1 558 357	21-Mar-2012

Japan	Fuel Filter With Internal Vent	3373597	22-Nov-2002
Japan	Supply Pump for Gasoline Common Rail	4284429	03-Apr-2009
Japan	Shaft Seal With Pressure Equalizing Shuttle	4485028	02-Apr-2010
Japan	Common Rail Fuel Injection System for Motor Vehicle	4623930	12-Nov-2010
Mexico	Fuel Tank Mounted, Motorized High Pressure Gasoline Pump	238743	17-Jul-2006
Mexico	Fluid Delivery Line Geometry Optimization	239828	29-Aug-2006
Spain	Module for Filter Assembly Base	0 657 201	17-Sep-1997
Spain	Single Stage Fuel Filter With Seal Control Air Purge	0 657 198	03-Sep-1997
Spain	Base/Cartridge Location and Key System for Fuel Filter Assembly	0 826 406	23-Apr-2003
Spain	Reverse Flow Filter Cartridge and Method of Filtering ...	0 889 229	16-Jan-2002
Spain	Fuel Filter With Cold Start Circuit	0 887 542	22-Aug-2001
Spain	Fuel Filter System With Water Bleed and Water Trap	1 144 074	09-Jul-2003
Spain	Filter Cartridge With Spring	1 070 529	28-Jun-2006
Spain	Oil Filter Cartridge	1 070 530	06-May-2004
Spain	Filter Cartridge	149081	21-Sep-2001
Spain	Key System for Ecological Filter Cartridge and Element	1 126 159	08-Nov-2006
Spain	Ecological Fuel Filter Cartridge and Assembly	1 125 621	04-Oct-2006
Spain	Fuel Tank Mounted, Motorized High Pressure Gasoline Pump	1 309 787	27-May-2009
Spain	Keyed Connection Between Filter Base and Filter Cartridge	1 558 356	18-Mar-2009
Spain	Filter Cartridge Incorporating a Peripheral Compatibility Matrix	1 565 244	16-Jun-2010
Spain	Filter With Keyed Filter Base and With a Filter Cartridge Incorporating a Corresponding Keyed Peripheral Matrix	1 560 634	21-Mar-2012
Spain	Eccentric Interference Retention System for a Filter Cartridge	1 558 357	21-Mar-2012
United Kingdom	Module for Filter Assembly Base	0 657 201	17-Sep-1997
United Kingdom	Single Stage Fuel Filter With Seal Control Air Purge	0 657 198	03-Sep-1997
United Kingdom	Base/Cartridge Location and Key System for Fuel Filter Assembly	0 826 406	23-Apr-2003
United Kingdom	Duration Control of Common Rail Fuel Injector	1 042 603	09-Apr-2003
United Kingdom	Reverse Flow Filter Cartridge and Method of Filtering ...	0 889 229	16-Jan-2002
United Kingdom	Fuel Filter With Cold Start Circuit	0 887 542	22-Aug-2001
United Kingdom	Fuel Filter System With Water Bleed and Water Trap	1 144 074	09-Jul-2003
United Kingdom	Variable Output Pump for Gasoline Direct Injection	1 153 215	14-May-2008
United Kingdom	Filter Cartridge With Spring	1 070 529	28-Jun-2006
United Kingdom	Oil Filter Cartridge	1 070 530	06-May-2004
United Kingdom	Filter Cartridge	D2094653	22-Oct-2001
United Kingdom	Filter Cartridge	2104268	22-Oct-2001
United Kingdom	Filter Cartridge	2104269	22-Oct-2001
United Kingdom	Filter Cartridge	2104270	22-Oct-2001
United Kingdom	Filter Cartridge	D2104271	28-Mar-2003
United Kingdom	Timing Advance Piston for Unit Pump or Unit Injector	1 218 635	08-Oct-2008
United Kingdom	Key System for Ecological Filter Cartridge and Element	1 126 159	08-Nov-2006
United Kingdom	Ecological Fuel Filter Cartridge and Assembly	1 125 621	04-Oct-2006
United Kingdom	Fuel Tank Mounted, Motorized High Pressure Gasoline Pump	1 309 787	27-May-2009

United Kingdom	Hybrid Control Method for Fuel Pump Using Intermittent Recirculation at Low and High Engine Speed	1 427 935	02-Mar-2005
United Kingdom	Keyed Connection Between Filter Base and Filter Cartridge	1 558 356	18-Mar-2009
United Kingdom	Filter Cartridge Incorporating a Peripheral Compatibility Matrix	1 565 244	16-Jun-2010
United Kingdom	Filter With Keyed Filter Base and With a Filter Cartridge Incorporating a Corresponding Keyed Peripheral Matrix	1 560 634	21-Mar-2012
United Kingdom	Guided Shoe for Radial Piston Pump	1 520 098	10-Mar-2010
United Kingdom	Eccentric Interference Retention System for a Filter Cartridge	1 558 357	21-Mar-2012
United Kingdom	Radial Piston Pump With Eccentrically Driven Rolling Actuation Ring	GB2414523	06-May-2009
United Kingdom	Radial Piston Pump With Eccentrically Driven Rolling Actuation Ring	GB2455216	30-Sep-2009
United Kingdom	Radial Piston Pump With Eccentrically Driven Rolling Actuation Ring	GB2455217	19-Aug-2009

STANADYNE CORPORATION

PENDING PATENTS

Country	Title	Application No.	Filing Date
Patent Cooperation Treaty	Pressure Resistant Filter Cartridge	PCT/US2012/035739	30-Apr-2012
Patent Cooperation Treaty	Filter Cartridge Assembly and Method of Manufacture Thereof	PCT/US2012/028468	09-Mar-2012
Patent Cooperation Treaty	Three Element Diaphragm Damper for Fuel Pump	PCT/US2011/001703	04-Oct-2011
Patent Cooperation Treaty	Auxiliary Pressure Relief Valve in Single Piston Fuel Pump	PCT/US2012/064963	14-Nov-2012
European Patent Convention	Load Ring Mounting of Pumping Plunger	8724460.4	09-Jan-2008
European Patent Convention	Injector Having Swirl Structure Downstream of Valve Seat	10786483.7	27-May-2010
European Patent Convention	Common Rail Fuel Pump With Combined Discharge and Overpressure Relief Valves	10834856.6	16-Nov-2010
European Patent Convention	Integrated Pump and Injector for Exhaust After Treatment	10786484.5	27-May-2010
European Patent Convention	Filter Assembly and Filter Element	9835869	23-Dec-2009
European Patent Convention	Single Piston Pump With Dual Return Springs	Not yet received
Brazil	Keyed Connection Between Filter Base and Filter Cartridge	PI 0315794-6	21-Oct-2003
Brazil	Corresponding Keyed Peripheral Matrix	PI 0315755-5	21-Oct-2003
Brazil	Filter Assembly and Filter Element	PI 0922471-8	23-Dec-2009
China	Single Plunger Fuel Pump and Plunger Assembly for Fuel Pump	200880002060.X	09-Jan-2008
China	Filter Assembly and Filter Element	2.0098E+11	23-Dec-2009
China	Injector Having Swirl Structure Downstream of Valve Seat	201080026041.80	27-May-2010

China	Integrated Pump and Injector for Exhaust After Treatment	201080026197.60	27-May-2010
China	Common Rail Fuel Pump With Combined Discharge and Overpressure Relief Valves	201080054743.70	16-Nov-2010
China	Single Piston Pump With Dual Return Springs	Not yet received
France	Radial Piston Pump With Eccentrically Driven Rolling Actuation Ring	505381	27-May-2005
Germany	Engine	101 96 642.3	13-Aug-2001
Germany	Actuation Ring	102005024059.30	25-May-2005
India	Matrix	1551/DELNP/2005	21-Oct-2003
India	Corresponding Keyed Peripheral Matrix	1553/DELNP/2005	21-Oct-2003
India	Load Ring Mounting of Pumping Plunger	4125/CHENP/2009	14-Jul-2009
India	Filter Assembly and Filter Element	5860/CHENP/2010	23-Dec-2009
Japan	Injection Assembly for Motor Vehicle	2002-519793	13-Aug-2001
Japan	Engine	2002-519794	13-Aug-2001

STANADYNE CORPORATION

PATENT LICENSES

Stanadyne Corporation is a licensee under a certain Patent License Agreement dated as of November 8, 2012, by and between Hitachi Automotive Systems, LTA (“Hitachi”) and Stanadyne Corporation. Pursuant to this agreement, Stanadyne obtained a non-exclusive, non-transferrable, and non-sublicensable license to certain patents owned by Hitachi that were used by Stanadyne in the initial development of a component used in a high pressure gasoline fuel pump for sale to General Motors. The term of agreement lasts for five years from the effective date.